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                                                FORM 10K  Exhibit 23 Page 1 of 1
                                                --------------------------------


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in (i) Registration Statement (No. 33-42502) on Form S-8 pertaining to Consolidated Stores Corporation Director Stock Option Plan (ii) Registration Statement (No. 33-42692) on Form S-8 pertaining to Consolidated Stores Corporation Supplemental Savings Plan (iii) Post Effective Amendment No. 2 to Registration Statement (No. 33-6068) on Form S-8 pertaining to Consolidated Stores Corporation Executive Stock Option and Stock Appreciation Rights Plan and (iv) Post Effective Amendment No. 1 to Registration Statement (No. 33-19378) on Form S-8 pertaining to Consolidated Stores Corporation Savings Plan of our report, dated February 26, 1996 (March 25, 1996, as to Note on Proposed Acquisition), appearing in this Annual Report on Form 10-K of Consolidated Stores Corporation for the year ended February 3, 1996.



Deloitte & Touche LLP



Dayton, Ohio
May 1, 1996